Exhibit 4.6

Pursuant to Instruction 4(a) as to Exhibits of Form 20-F, certain identified information (marked by [***]) has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

Third Amendment to the
Research and Development Collaboration and License Agreement

This is the third Amendment (hereinafter “Third Amendment”) to the Research and Development Collaboration and License Agreement between Bayer Pharma AG, a company formed under the laws of Germany, having a place of business at Muellerstrasse 178, 13353 Berlin, Germany (hereinafter: “BAYER”) and Compugen Ltd, a company formed under the laws of Israel, having a place of business at 26 Harokmim Street, Holon 5885849, Israel (hereinafter: “Compugen”) effective as of 5 August 2013, as amended on February 5, 2014 and on July 27, 2015 (hereinafter: the “Agreement”).

WHEREAS, the Parties wish to amend Exhibit 1.3 specifying the Bayer Development Process; and

WHEREAS, the Parties wish to amend the Agreement to revise certain milestone [***] as a result of the amended Exhibit 1.3, all in accordance with the terms and conditions of this Third Amendment.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1.	The Parties agree to replace Exhibit 1.3 of the Agreement by Exhibit 1.3 attached to this Third Amendment, describing the “Bayer Development Process”.

2.	The following language shall be added to the end of Section 6.2.1.1:

“, except that solely with respect to [***] such milestone payment shall be [***] US Dollars ($[***]);”

3.	The following language shall be added to the end of Section 6.2.1.2:

‘”, except that solely with respect to [***] such milestone payment shall be [***] US Dollars ($[***]);”

4.	This Third Amendment shall become effective on the date this Agreement is signed by the last of the Parties to sign it.

5.	All capitalized terms used herein shall have the meaning set forth in the Agreement. Except as expressly amended pursuant to this Third Amendment, all other terms and conditions of the Agreement shall remain in force unchanged and apply to this Third Amendment.

SIGNED for and on behalf of Bayer Pharma AG	SIGNED for and on behalf of Compugen Ltd

Date: April 17, 2016	Date: April 17, 2016

/s/ Dr. Karl Ziegelbauer Dr. Karl Ziegelbauer (Head Therapeutic Research Groups)	/s/ Anat Cohen-Dayag Dr. Anat Cohen-Dayag (President & CEO)
/s/ Dr. Bertolt Kreft Dr. Bertolt Kreft (Head Oncology III)

Exhibit 1.3: Bayer Development Process

[***, 3 pages]